EXHIBIT 5.1

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 U.S.A.

McAlister C. Marshall, II
Senior Vice President, General Counsel
& Chief Administrative Officer

May 22, 2018

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:
As General Counsel of The Brink’s Company, (the “Company”), I have acted as counsel to the Company in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company under the Securities Act of 1933, as amended, relating to the issuance of up to 250,000 shares of the Company’s common stock, par value $1.00 (the “Common Stock”), in connection with The Brink’s Company Employee Stock Purchase Plan (the “Plan”).
I am familiar with the Registration Statement and the exhibits thereto. I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise, of such other documents, evidence of corporate action and instruments, as I have deemed necessary or advisable for the purposes of rendering this opinion. As to questions of fact relevant to this opinion, I have relied upon certificates or written statements from officers and other appropriate representatives of the Company and its subsidiaries or public officials. In all such examinations I have assumed the genuineness of all signatures, the authority to sign and the authenticity of all documents submitted to me as originals. I have also assumed the conformity to the original of all documents submitted to me as copies.
Based upon and subject to the foregoing, I am of the opinion that:

1.	the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia; and

2.	the shares of Common Stock have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.
I hereby consent to the filing of the opinion as an exhibit to the Registration Statement.
Very truly yours,

/s/McAlister C. Marshall, II

McAlister C. Marshall, II